UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2007
MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(480) 894-6311

None

(Former name or former address, if changed since last report)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01 Exhibits
SIGNATURES
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.
On May 8, 2007, Mobile Mini, Inc. (the “Company”) issued a press release announcing that it entered into a First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of May 7, 2007, with Mobile Mini UK Limited and Deutsche Bank AG, New York Branch, as Agent for the lending group, to increase the Company’s borrowing capacity under its existing credit facility from $350 million to $425 million. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.
The Company also announced that, in connection with its previously announced tender offer (the “Tender Offer”) and consent solicitation (“Consent Solicitation”), over 99% of its $97.5 million principal amount outstanding 9 1/2% Senior Notes due 2013 (the “Existing Notes”) was repurchased. In connection with the Consent Solicitation, the Company entered into a Supplemental Indenture dated as of May 7, 2007 (the “Supplemental Indenture”) with Wells Fargo Bank, N.A., to amend the existing indenture governing the Existing Notes to remove certain covenants. The holders of 97.6267% of the principal amount outstanding Existing Notes consented to the amendment and Supplemental Indenture in accordance the Consent Solicitation.
The Company also announced that on May 7, 2007, it completed the sale of $150 million aggregate amount of its 6 7/8% Senior Notes due 2015 (the “New Notes”) to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended. In connection with the sale of the New Notes, the Company entered into an Indenture, dated as of May 7, 2007, with Law Debenture Trust Company of New York as Trustee, and a related Registration Rights Agreement, pursuant to which the Company is required to register the New Notes with the Securities and Exchange Commission.
Item 9.01 Exhibits
(d) Exhibits.

99.1	Registrant’s press release regarding revolving credit line increase and sale of its 6 7/8% Senior Notes due 2015, dated May 8, 2007.
[Signature Page Follows]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.
Dated: May 9, 2007	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

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